VALCOR, INC.


                         PRESS RELEASE



FOR IMMEDIATE RELEASE:                   CONTACT:

VALCOR, INC.                             STEVEN L. WATSON
THREE LINCOLN CENTRE                     VICE PRESIDENT
5430 LBJ FREEWAY, SUITE 1700             VALCOR, INC.
DALLAS, TEXAS   75240-2697               (972) 233-1700
(972) 233-1700




             VALCOR ANNOUNCES COMPLETION OF TENDER OFFER FOR NOTES

     Dallas, Texas . . . April 25, 1997 . . . Valcor, Inc., a wholly owned subsidiary of Valhi, Inc. (NYSE:VHI), announced today the results of its offer to purchase up to $86.7 million principal amount of Valcor's 9 5/8% Senior Notes due 2003, for a cash purchase price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase. The offer expired at 5:00 p.m. (Dallas, Texas time) on April 24, 1997 and was not further extended.

     Based on a final report provided by the depositary, holders had tendered and not withdrawn approximately $27.6 million principal amount of the Notes, all of which Valcor accepted for purchase. Following Valcor's purchase of the tendered Notes, approximately $68.6 million principal amount of the Notes remain outstanding.
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